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                                                                EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1997 Equity Incentive Plan and the 1998 Non-Employee Directors' Stock Option Plan of Megabios Corp., of our report dated July 31, 1998, with respect to the financial statements of Megabios Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 1998, filed with the Securities and Exchange Commission.

Ernst & Young LLP

Palo Alto, California
February 22, 1999